UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: February 11, 2022

(Date of earliest event reported)

FALCONSTOR SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23970	77-0216135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Brazos Street, Suite 400,

Austin, TX 78701

(Address of principal executive offices, including zip code)

631-777-5188

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Brad Wolfe as Executive Vice President, Chief Financial Officer, and Treasurer

The Board of Directors (the “Board”) of FalconStor Software, Inc. (the “Company”) accepted the resignation of Brad Wolfe from his positions as Executive Vice President, Chief Financial Officer and Treasurer of the Company effective February 11, 2022. Mr. Wolfe will assist in the transition of the Chief Financial Officer role. Mr. Wolfe’s resignation was not the result of any disagreement related to any matter involving the Company’s operations, policies or practices.

Appointment of Vincent Sita as Chief Financial Officer and Treasurer

On February 11, 2022, the Company appointed Vincent Sita to serve as the Company’s Chief Financial Officer and Treasurer, effective February 11, 2022. Mr. Sita shall also assume the roles of principal financial officer and principal accounting officer of the Company.

Mr. Sita, 51, brings more than 20 years of finance and business experience. Prior to joining the Company, Mr. Sita served as Vice President Finance & Administration at Ricova from January 2021 to February 2022. Prior to joining Ricova, Mr. Sita served as Chief Financial Officer of Rudsak from October 2018 to September 2020, provided business consulting services as the Principal of Alucria Consulting Inc. from August 2018 to February 2019, and served as Vice President Finance North America at ACN from April 2015 to July 2018. Before that, Mr. Sita served in consulting, office and executive finance roles for ACN Canada, iProsum Management Consulting, Bell Canada, Bell Conferencing Inc. and Bell Canada Enterprises. He holds an MBA degree from Universite du Quebec in Montreal and a Bachelor of Commerce degree from Concordia University.

Mr. Sita does not have any family relationships with any of the directors, executive officers, or any people nominated or chosen by the Company to become a director or executive officer. Mr. Sita is not a party to any transaction listed in Item 404(a) of Regulation S-K.

In connection with Mr. Sita’s appointment as Chief Financial Officer, the Board approved an Independent Contractor Services Agreement with Alucria Consulting, Inc. (“Alucria”), an entity owned by Mr. Sita (the “Sita Agreement”), which was executed on February 11, 2022. The Sita Agreement provides that Alucria is entitled to receive a fee of $20,000 per month. Alucria will also be eligible for an additional payment of up to $60,000 annually, based upon the achievement of goals determined by the Company, to be paid quarterly in accordance with standard Company policies. Mr. Sita will also receive a grant of shares of the Company’s common stock, to be governed by the Company’s 2018 Stock Incentive Plan and subject to specific vesting conditions.

The term of the Sita Agreement shall expire on July 1, 2023, unless earlier terminated by either party in accordance with the terms of the Sita Agreement.

The foregoing description of the Sita Agreement does not purport to be complete and is qualified in its entirety by reference to the Sita Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Independent Contractor Services Agreement, dated February 11, 2022, between FalconStor Software, Inc. and Alucria Consulting, Inc.
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FALCONSTOR SOFTWARE, INC.

By:	/s/ Todd Brooks
Todd Brooks Chief Executive Officer

Date: February 17, 2022